Exhibit 99.1

news release

Executive Offices	For Further Information Contact:
One Parkway North Blvd.
Suite 100
Deerfield, IL 60015-2559	P. Cody Phipps
President and Chief Executive Officer
or
Todd Shelton
Senior Vice President and Chief Financial Officer
United Stationers Inc.
(847) 627-7000

UNITED STATIONERS APPOINTS NEW CHIEF FINANCIAL OFFICER

DEERFIELD, Ill., August 16, 2013 – United Stationers Inc. (NASDAQ: USTR) United Stationers Inc. today announced that Fareed Khan, senior vice president and chief financial officer, has decided to leave the company to accept a position with another firm. “We respect Fareed’s decision to leave the company and we thank him for his many contributions to United Stationers,” said Cody Phipps, president and chief executive officer.

The company further announced that Todd Shelton has been appointed to senior vice president and chief financial officer of United Stationers Inc., effective immediately. Mr. Shelton is currently president of United Stationers Supply and has held several key business and financial leadership roles during his 12 years at United Stationers.

“We are pleased to name Todd as our new CFO,” said Phipps. “Todd brings a unique blend of finance and operating skills and an in-depth knowledge of the business to the role. I am very confident in Todd’s ability to lead our talented finance organization, work closely with our business leaders and represent the company effectively in the investment community. On an interim basis, I will assume direct responsibility for leading the Supply business team. Our senior leadership team remains very strong as we continue to drive the business towards the strategic and financial objectives we have established,” concluded Phipps.

Forward-Looking Statements

This news release contains forward-looking statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s reliance on key customers, and the risks inherent in continuing or increased customer concentration; United’s ability to maintain its existing information technology systems and the systems and eCommerce services that it provides to customers, and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the creditworthiness of United’s customers; and the availability of financing sources to meet United’s business needs.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by United regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

United Stationers Appoints New Chief Financial Officer

Company Overview

United Stationers Inc. is a leading wholesale distributor of business products, with 2012 net sales of $5.1 billion. The company stocks a broad and deep line of approximately 130,000 items on a national basis, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, and industrial supplies. A network currently comprised of 64 distribution centers allows it to deliver these products to over 25,000 reseller customers. This network, combined with United’s depth and breadth of inventory, enables the company to ship most products overnight to more than 90% of the U.S. and offer next-day delivery to major cities in Mexico and Canada. For more information, visit unitedstationers.com.

United Stationers’ common stock trades on the NASDAQ Global Select Market under the symbol USTR.

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